As filed with the U.S. Securities and Exchange Commission on May 14, 2021

under the Securities Act of 1933, as amended.

Registration No. 333-254258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 2054925

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vector Acquisition Corporation III

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1584836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

(415)-293-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Slusky

Chief Executive Officer and Chairman

One Market Street

Steuart Tower, 23rd Floor

San Francisco, CA 94105

(415)-293-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800	Debbie P. Yee, P.C. Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-6000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A ordinary shares, $0.0001 par value(2)	28,750,000 Shares	$10.00	$287,500,000	$31,367.00
Total			$287,500,000	$31,367.00(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 Class A ordinary shares, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Vector Acquisition Corporation III is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-254258) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (and its corresponding index), the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Class A Ordinary Share Certificate.**
5.1	Opinion of Walkers, Cayman Islands Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.**
10.3	Form of Private Placement Shares Purchase Agreement between the Registrant and the Sponsor.**
10.4	Form of Indemnity Agreement.**
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.6	Promissory Note, dated as of February 10, 2021, between the Registrant and the Sponsor.**
10.7	Securities Subscription Agreement, dated February 10, 2021, between the Registrant and the Sponsor.**
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Walkers (included on Exhibit 5.1).*
24.1	Power of Attorney (included on signature page to the Registration Statement).**
99.1	Consent of Director Nominee—Patrick Nichols**
99.2	Consent of Director Nominee—Jacqueline Lenart**

*	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on the 14th day of May, 2021.

VECTOR ACQUISITION CORPORATION III

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities below on May 14, 2021.

Name	Position

/s/ Alex Slusky Alex Slusky	Chief Executive Officer and Chairman (Principal Executive Officer)

* David Baylor	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Alex Slusky
Alex Slusky
Attorney-in-Fact

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